Exhibit 99.2

CBST - Q2 2003 Cubist Pharmaceuticals, Inc. Earnings Conference Call

Event Date/Time: Aug. 06. 2003 / 10:30AM ET

Event Duration:  33 minutes

Operator

 Good morning. My name is Lynn, and I will be your conference facilitator. At this time I would like welcome everyone to the Cubist Pharmaceutical second-quarter earnings conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer period. If you would like to ask a question during this time, simply press star, then the number one on your telephone keypad. If you would like to withdraw your question, press star, then the number two on your telephone keypad. Please limit yourself to one or two questions. Thank you. Mr. Bonney, you may begin your conference.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Thank you. Good morning everyone and thanks for joining us today for our second quarterly conference call of 2003. Joining me today here at Cubist I have Frank Tally, our Chief Scientific Officer, Oliver Fetzer our Chief Business Officer, David McGirr our Chief Financial Officer, and Chris Guiffre, our General Counsel. As always, let me first read a short Safe Harbor statement before we begin. Forward-looking statements may be made during this call. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected or suggested here. Such risks and uncertainties are detailed in the company’s 2002 annual report on form 10-K filed on March 28, 2003, with the Securities and Exchange Commission.

I hope that you all have had time to review this morning’s press release detailing our second-quarter results. Today’s call will start with David McGirr discussing these results, returning to me for discussion of events during the past quarter, and some of our upcoming plans and expected milestones. David?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 Thanks, Mike. For the quarter ended June 30, 2003, Cubist had a net loss of $24.3 million, or a loss of 82 cents per share. This is compared to a loss of $21.2 million or a loss of 74 cents per share for the second quarter one year ago. We feel that it is important to note that the increase in net loss is the result of an expected reduction in our revenues, rather than an increase in spending. During the quarter, we recognized no revenue versus $2.3 million in revenue in the second quarter of ‘02.

Keep in mind that last year’s revenue included $1.4 million from Gilead Sciences, $600,000 from the Novartis, and $300,000 from SBIR grant, none of which have carried through to this quarter. As we announced last week, we have secured two new SBIR grants totaling close to $500,000, and we will be recognizing these revenues at the appropriate time. As you can also see from this morning’s press releases, we have continued to break out our sales and marketing expenses from our G&A expenses, and we have broken out our 2002 numbers in the same format for comparison. Again, we feel it’s important to note that despite increases in our sales and marketing expenses, we were able to keep the overall operating expenses flat year over year.

This is the result of both lower research spending, a benefit of our reorganization of that department earlier this year, and lower clinical development spending on our lead product candidate, Cidecin. These savings were offset somewhat by planned increased spending on manufacturing. We are regularly reviewing all expenditures, small and large, and our cost-containment efforts are ongoing. We ended the quarter with $103 million in cash, cash equivalents and investments. We continue to expect our net cash burn for the full year 2003 to be in the range of $100 million to $110 million.

Monday’s announcement of this week about the hiring of our first sales representatives, which Mike will talk more about shortly, most likely will shift us toward the higher end of that range, but do please keep in mind that this is just a rough estimate based on current information, and it could move up or down depending on what and when we hear back from the F.D.A. concerning Cidecin. I will now turn the call back to Mike Bonney who will give you an update on Cidecin and other on going efforts at Cubist. Mike?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Thanks, David. Why don’t I start off with the question that I’m sure is foremost in everyone’s mind, where do we stand with Cidecin and the F.D.A. As I’m sure you’re all aware, in mid June, we received notice from the F.D.A. that they were extending our PDUFA action date from June 20 to September 20 as a result of their request for us to submit reformatted data sets from our Cidecin phase 3 trials. The last of those data sets were submitted to the agency a number of weeks ago. As a result, label discussions with the agency have been scheduled, but we will not be discussing the timing of those meetings.

We can say that the nature of our interactions with the agency indicate that the Cidecin filing is still a priority to them, and that they are committed to acting on the NDA on or before September 20. We announced on Monday that we have hired the first of three groups of representatives that will comprise our hospital based Cidecin sales team. As we mentioned in the release, this first group has an average of 11 years of hospital sales experience, calling on the very centers we plan to target for Cidecin. We could not be more pleased with the track records and mix of the team so far. We now intend to complete the hiring of roughly 75 individuals by the beginning of September, anticipating a fourth-quarter U.S. launch of Cidecin if all goes well with the F.D.A., and all continues to go well with the manufacturing processes. As we discussed on the June conference call, Cidecin manufacturing remains a gating factor in the timing of our launch.

We were pleased with the results from the F.D.A.’s pre-approval inspection of the DSM facility and are continuing final validation runs. Based on our current assumptions, we expect to have finished product sufficient for an unconstrained launch of Cidecin in the U.S. in early November. In Monday’s press release, we mentioned that we had recently signed an agreement with ICS, a specialty distribution arm of AmerisourceBergen. They will warehouse and distribute Cidecin in the U.S. We feel that ICS can help us tremendously in managing the launch and ensuring that downstream inventory of drug is sufficient to meet demand but is minimized.

We’ve been getting a fair number of questions lately about our European commercial and regulatory strategies. On the regulatory front, we are continuing our discussions with European authorities.  In those discussions, it is becoming clearer that at the pan-European level, there is an increased awareness of the need for new drugs to treat resistant pathogens, as reflected in the European draft guidelines released in May. A final decision on the filing strategy and its timing will be influenced by the outcome of the F.D.A. review process, as well as the timing of the completion of a partnership agreement. We remain committed to the goal of completing both the partnership and the European regulatory strategy by year end. We will certainly update everyone when there are new developments.

With that review of Cidecin, why don’t we turn to the pipeline for a moment as we made considerable progress in the second quarter. As forecasted, we completed an IND filing on our parenteral cephalosporin antibiotic, CAB-175, during the quarter and were able to begin our first U.S. phase one trial.  Enrollment in that trial is going well, and we are expecting data early next year.

With all that’s going on, the next several months should prove exciting for Cubist. We are currently scheduled to present at the BioCentury Newsmakers Conference on the 4th of September and several bank-sponsored conferences as well throughout September and October. There are 33 posters and presentations focusing on both daptomycin and CAB-175, accepted at this year’s ICAAC meeting taking place the 14th to the 17th of September in Chicago. We will also be presenting additional data at the IDSA meeting the 9th to the 12th of October in San Diego. And in the middle of all that, are the expected completion of our sales force hiring and our FDA action date on Cidecin. With that, why don’t we conclude and open it up to questions. Operator?

QUESTION AND ANSWER

Operator

 At this time, I would like to remind everyone, if you would like to ask a question, press star, then the number one on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster. Our first question comes from Tom Shrader of Harris Nesbitt, Gerard.

Tom Shrader  - Harris Nesbitt Gerard

 Good morning. Thanks for taking my question. Hello?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Hi, Tom.

Tom Shrader  - Harris Nesbitt Gerard

 Hi, sorry. Trying to get some ballpark numbers for how you expect ICS to stock the drug. Do you have a sense of how much inventory they’ll keep on hand? Is there sort of a number you’d expect based on vancomycin or some other sales, some other drugs?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Well, in essence, our relationship with ICS allows us to control how much inventory they will actually handle at any given time, Tom.

Tom Shrader  - Harris Nesbitt Gerard

 Right.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 So we can manage that in a just in time way if necessary, or in a traditional scenario, they might keep up to three to four weeks of product on hand at a given time.

Tom Shrader  - Harris Nesbitt Gerard

 So three to four weeks would be your target?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 I — didn’t say that. What I said was that would be a traditional scenario. What we’ll do is to provide them as much inventory as we have available, but make sure that we don’t build inventory downstream from ICS except in the hospitals who are ordering the product and using it in patients.

Tom Shrader  - Harris Nesbitt Gerard

 Okay. Second question is on CAP in the label. CAP data in the label. Do you have expectations — I believe Zyvox had some trials that were negative and I think there’s no mention. Is that the expectation going in?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 It is our expectation that based on the results of the community acquired pneumonia trials that there will be some mention of those results in the label.

Tom Shrader  - Harris Nesbitt Gerard

 So okay. Okay. Thanks a lot.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Sure.

Operator

 Your next question comes from Steve Harr of Morgan Stanley.

Steve Harr  - Morgan Stanley

 Good morning.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Good morning, Steve.

Steve Harr  - Morgan Stanley

 I have a couple of questions. The first one just in what you just said to Tom. And that is you said that you would send ICS as much as was available in terms of inventory so I guess first of all, when are you going to be booking sales? Could we see a build-up early of inventory there that is not indicative of any user demand? Then also, why did you choose to use a single distributor instead of using a more traditional multi distribution system? Then I’ll come back with some other questions.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Sure. Based on the relationship with ICS, we actually won’t book sales until product is shipped from ICS. Think of them as our warehouse and distribution arm, as opposed to an actual wholesaler distributor, okay. And the reason we —

Steve Harr  - Morgan Stanley

 They’re taking on no economic risk then?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 That’s correct.

Steve Harr  - Morgan Stanley

 Okay.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 And in terms our decision to go this way, it is to minimize the amount of inventory that exists between Cubist’s distribution center, ICS, and the actual hospitals. So that we don’t have what is traditionally a month or more of inventory sitting in the various wholesale or distribution centers around the country.

Steve Harr  - Morgan Stanley

 And is capacity an issue for you guys in the near term?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 We have at this point, given the assumptions that we have on demand and the assumptions that we’re operating on on the supply side, we believe plenty of finished product, if all of those assumptions hold true, to meet demand for the launch of Cidecin, based on an early November launch date.

Steve Harr  - Morgan Stanley

 And in terms of what’s going on at the agency, you are just now completing your validation runs. Do you have to then submit that data before you can get full approval? How is the manufacturing progressing at the F.D.A.?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 It is in very good shape. You’re committed to completing validation before you can actually sell product. And the data are submitted, but the ability to sell is not dependent upon a review of that data. It’s dependent upon a submission of the data. Basically, you commit to a validation plan. You execute it consistent with the plan. And then you’re able to sell.

Steve Harr  - Morgan Stanley

 Okay. And —

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Steve, I know you have —

Steve Harr  - Morgan Stanley

 That’s fine. I’ll go step aside - ask more questions.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Thanks, Steve.

Operator

 Our next question comes from Eun Yang of Needham and Company.

Eun Yang  - Needham & Company

 Good morning. A couple of questions just to make sure that I understand. In the event that Cidecin receives approval earlier than September 20, do you still expect to launch the drug early in November?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 That’s correct.

Eun Yang - Needham & Company

 Okay. So question is you said that you know what the demand is in the marketplace and could you actually quantify how many days of treatment or how many doses that you think is in demand out there.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 We have — when we say we know what demand is, we know what demand is as any company getting ready to launch a product is. That is, we built the forecast based on a lot of market research. Using the profile of the drug, etc. Looking at analogs, etc. We have that forecast model. Of course, until you actually start shipping, you don’t know what real demand is. We have a model that we’re very comfortable reflects what the demand in the marketplace will be. In terms of the number of days of therapy or patient days of therapy etc., we are not communicating those details at this point.

Eun Yang  - Needham & Company

 Okay. The second question is, could you disclose the amount of the milestone payment to Eli Lilly upon Cidecin approval?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 We have not, no.

Eun Yang  - Needham & Company

 But that’s going to be booked into the third quarter assuming that it’s going to be approved in early September —

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 It would be booked consistent with approval, that’s right.

Eun Yang  - Needham & Company

 Okay. Thanks a lot.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Okay.

Operator

 Our next question comes from Patrick Schneggelsberg-Petterson of Mehta Partners.

Patrick Schneggelsberg Petterson  - Mehta Partners

 Thank you for taking my question. Two questions. One is on manufacturing. Could you — we have up to the FDA due date of September 20, could you walk me through quickly step by step what are the things that are the steps that you have to go through with the F.D.A. with respect to manufacturing. And what sort of issues, if any, you face with respect to manufacturing side destined to meet potential market demand. And the second question, have you come to any conclusion on pricing? Thank you.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Sure. As I mentioned in response to Steve’s question earlier, with the manufacturing, the only steps that remain, besides the final approval of the product, are the completion of the validation, the report and submission of that report. And those are all well on the way. In terms of pricing, we have not made a final decision, nor will we make a final decision on pricing until we are about ready to ship the product.

Patrick Schneggelsberg Petterson  - Mehta Partners

 Okay. One quick followup. How long does it take the F.D.A., once you have the validation complete, you wrote up the report, what is the average time frame it will take the F.D.A. to give its rubber stamp on that?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 I think that there is a misunderstanding here.

Patrick Schneggelsberg Petterson  - Mehta Partners

 Okay.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 The commitment is you agree with the agency what the validation plan is. You then execute against the validation plan, and the submission of the data allows you to then go forward. You do not wait for a review.

Patrick Schneggelsberg Petterson  - Mehta Partners

 Okay. Thank you.

Operator

 Our next question comes from Jason Kantor of W.R. Hambrecht.

Jason Kantor  - WR Hambrecht

 Hi, guys,thanks. Just a couple of things. First, when you talked about hiring, the first of three groups, you hired these as — is this a single geographic area? Is there – I don’t understand the – what you mean by the groups. Is it part of your plan to hire in three stages? If you could maybe could walk us through that and what the timing of the next groups might be. And also with regard to the CAB-175 phase 1 study. Is this just a single dose, healthy volunteer-type trial, or could we get greater information than that out of the study?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Sure, Jason. The first one of the three groups, it’s really just a way to manage the size of the training class. So it is our intent to have completed the hiring of the sales force by early September. On CAB-175, the trial that we have well under way in the U.S. is a multi-dose, dose escalation trial in healthy volunteers. It is a phase 1 trial. But it is a multidose dose dose escalation.

Jason Kantor  - WR Hambrecht

 And I guess my last question is you say you’ll have enough material by early November to launch. Can you walk us through some of those assumptions? Maybe not so much what you think you need because I don’t think you’ll tell us that, but what is that an aggressive goal in terms of what you think you can manufacture? Or do you have a lot of leeway in that? Is that something we might find as in early November, it’s now mid November. Do you know what I’m saying?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Let me take you through this Jason and give you a framework to think about it as we’re thinking about it now. On the supply side basically, the assumptions that allow us to be comfortable articulating an early November launch are based on a couple of things. We’re assuming a yield per batch of API based on historic performance. And conservatively, I believe, assuming no increase in that yield through 2004. We’re also assuming our second manufacture, ACS, will come on line in mid 2004, which is roughly a year earlier than we had originally predicted. We are assuming two release batches per month in the near term, increasing to three by the end of this year. We do think that these assumptions are on the conservative side, and we will provide periodic updates relative to the assumptions. What I would say at this point based on the validation activity is that the first of those assumptions, which is the yield per batch of bulk drug, they’re actually running a bit north of what our baseline assumption is. Remember, our assumptions assumed no increase over time. So that’s where we stand on the manufacturing side.

Jason Kantor  - WR Hambrecht

 Okay. Thanks.

Operator

 Our next question comes from Leslie Feinberg of American Capital.

Leslie Feinberg  - American Capital

 Hi, guys, how’re you doing? One question. As far as your cash burn goes, will you have to raise any more money going forward?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 Les, this is David McGirr, good morning.

Leslie Feinberg  - American Capital

 How’re you doing, Dave?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 I’m well, thanks very much. We do have a shelf filed, and that registration statement is effective, and has been effective since late June. We’ve not offered any securities under that. And we’ll be clear here that we’re not offering any on this call. It’s important that everyone understands that. If and when we do take down the shelf, obviously much more information will be public. But we’ve been very clear for some time now that we have a very substantial plan in place to make sure we have the right capital structure at Cubist to allow us to execute the commercial plan.

Leslie Feinberg  - American Capital

 So basically you’re not looking to raise money in the near future? You think you can get by on what you have? You’ve not being real clear with this.

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 I think that if you look at the models in the marketplace and if you look at where our cash is today, everyone can see that we will be raising more cash to execute the plan. What we don’t have is the timetable.

Leslie Feinberg  - American Capital

 All right. All right, thank you.

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 Thanks, Leslie.

Operator

 Once again, I would like to remind everyone, if you would like to ask a question, please press star, then the number one on your telephone keypad. Your next question comes from Bill Norr of Hamilton Investment Management.

Bill Norr  - Hamilton Investment Management

 Hi, good morning. Just a couple of admin-type questions. Two convert debts still add up to 204?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 One set of convert debts 39 million is out to 05, that’s the mortgage on our building in effect. We have a second segment of debt which is out to 08, which is the $165 million 5 1/2% converts —

Bill Norr  - Hamilton Investment Management

 Sorry, I didn’t say to 04, I meant the dollar amount 204. Yes, you answered it. Thank you.

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 I thought you said the debt to 04, I’m sorry.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Bill.

Bill Norr  - Hamilton Investment Management

 The burn rate, $100 million to $110 million for the year, if I was to do apples to apples for the first half, would that come out to about 47 for the first half of this year?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 That’s about right.

Bill Norr  - Hamilton Investment Management

 Okay. The $103 million in cash appears to include long-term investments, but not restricted cash. Is that correct?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 The restricted cash is no longer there. We restructured our bank debt during the quarter, and we paid off our loan to Fleet, which had a restricted cash element and drew down a new loan from Citizens Bank which does not have restricted cash. That restricted cash or the net amount of that is now in the unrestricted cash.

Bill Norr  - Hamilton Investment Management

 Got you. Then the last question is the long-term investments is basically literally just corporate and government securities that last longer than a year?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 Correct.

Bill Norr  - Hamilton Investment Management

 Okay. Thanks very much.

Operator

 Our next question comes from Joel Sendek of Lazard Freres.

Joel Sendek  - Lazard Freres

 Thanks. Couple of questions. Again on the timing and financing. Is that contingent at all on the inclusion of a European partner?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 I think it’s contingent on a bunch of items. If and when we think we’re ready and if and when the market is ready for us. I wouldn’t like to hinge it off any specific, single item like a European partner.

Joel Sendek  - Lazard Freres

 Okay. Then in the event that you guys get approval before ICAAC, obviously that would be a great opportunity for you to roll out a marketing push. Do you have a plan for that in the event that that happens?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Certainly do, Bill. Joel, rather. We certainly do.

Joel Sendek  - Lazard Freres

 Okay. But in the absence of that, what can we expect at ICAAC to capture the attention of attendees there as far as the 33 posters that you mentioned?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Well ICAAC is a part of the American Society of Microbiology. So of the 33 posters, there are a fair number that are in vitro that I think will be interesting looking at in some cases, looking at isolates that are resistance to currently available drugs, recently available drugs. So that I think will be of some interest. The two clinical abstracts that have been accepted I think will be of quite some interest. One of them breaks down the skin and soft tissue studies into subsets comparing daptomycin performance to vancomycin and daptomycin performance to semi synthetic penicillin. So I think that is one that will be of interest. And the second one is focus on the AE profile of the drug with a particular emphasis on CPK elevations that have been seen in the phase 3 work.

Joel Sendek  - Lazard Freres

 Okay. Finally, can you give us an update on the status of the endocarditis study?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Oh, sure. We continue to make some progress there. We have seen a bit of an up-tick in our enrollment based on the actions we took this spring to expand the number of sites in the U.S. and open the window for enrollment from 24 hours to 48 hours for a positive blood culture. We’re well down the way in the regulatory process in Europe. So we would hope to see in another up-tick later this year as the European sites start coming on line.

Joel Sendek  - Lazard Freres

 Okay. That’s all. Thanks.

Operator

 You have a follow-up question from Tom Shrader of Harris, Nesbitt, Gerard.

Tom Shrader  - Harris Nesbitt Gerard

 I am trying to understand the R & D line a bit. Back to the previous question. Is the bacteremia trial, is that cost wise kind at steady state?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 David probably ought to talk a little about the accrual. But essentially, the way that that is cost is based on our interactions with the CRO on what activity has happened over the given quarter.

Tom Shrader  - Harris Nesbitt Gerard

 Okay. Really my question without dancing around is if we don’t hear about more trials, should R & D be down from here? Sounds like you — own —

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 Pardon — no. Remember R & D as we look at it and break it out for you is research, it is development, the clinical trials. It is also the manufacturing development, though.

Tom Shrader  - Harris Nesbitt Gerard

 Right. But is that one time that’s now over, or is that ongoing?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 The manufacturing development?

Tom Shrader  - Harris Nesbitt Gerard

 Yeah.

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 There are still some manufacturing development costs running through that line. And those are clearly up quarter over quarter. Research is down, basic research is down, reflecting the actions we took in the first quarter. And the clinical development are — if you look at the year-to-year comparison, there is a reduction there reflecting the fact that the trials that we’re running now are not the same trials we were running a year ago which was the end of the Cidecin trials. It’s hard to say it’s a steady state because it’s not apples to apples. It’s different trials for different drugs.

Tom Shrader  - Harris Nesbitt Gerard

 Is the major reason the R&D is down, is that the end of the VRE trial?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 R & D is down for two reasons overall, Tom. One is at the beginning of this year, we reorganized and reduced the size of our research effort and took a charge for that in the first quarter. But that has happened in the second quarter. The second is that the total spend on clinical costs for us in Q2 is less than it was previously. That’s offset somewhat by the fact that manufacturing costs have ramped and they’re part of the R&D line at this point.

Tom Shrader  - Harris Nesbitt Gerard

 Okay. Thanks for the help.

Operator

 You have a followup question from Leslie Feinberg of American Capital.

Leslie Feinberg  - American Capital

 It seems that everybody is talking approval, approval, approval. Do you see any obstacles to you guys getting approval by September? The initial approval? What obstacles could we expect?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Well, clearly until you have the final document in your hand from the F.D.A. saying that the drug has been approved, there is risk. We are heading towards the ninth inning on this one. And yes, there is still risk in it. But the interactions we’ve had to date have given us the confidence that we can execute on a November launch. Yes, there are still risks in that. There will be until we actual have a letter in our hand saying that the drug is approved and here’s what the label looks like.

Leslie Feinberg  - American Capital

 All right. After the label comes out, will you try to expand on the label?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Yes, the endocarditis trial that Joel asked about earlier is specifically designed to expand the label for the drug.

Leslie Feinberg  - American Capital

 All right. Just a — so you guys are really confident in the approval, then?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 I’m not going to comment on our confidence. We are certainly optimistic based on our interactions.

Leslie Feinberg  - American Capital

 All right. Well thank you.

Operator

 Once again, I would like to remind everyone, if you would like to ask a question, press star, then the number one on your telephone keypad. Your next question comes from Lester Ralph, a private investor.

Lester Ralph  - Private Investor

 Yes, good morning. I’m curious as to why so much stock was issued to Novartis for what seems to be a minimum benefit to Cubist in producing royalty.

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Lester, I think that you are asking about stock that was issued to Lilly, to reduce the royalty?

Lester Ralph  - Private Investor

 Yes.

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 Let me address that if I may. We obviously looked at the opportunity of retaining that extra 1% rather than having it go to Lilly. And we calculated what that was worth to us. And it looked to us like paying $8 million worth of stock was a good deal. We looked at it from different directions. And each time it looked like a good deal for us. It obviously looked like a good deal to Lilly and we were able to come to terms that made sense for both sides. We’re very comfortable that it was the right price, where buying down that 1% of royalty.

Lester Ralph  - Private Investor

 Is it giving Lilly a larger say in what Cubist doing?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 No. It has no impact on their influence over what we’re — how we’re building our business.

Lester Ralph  - Private Investor

 All right. Thank you very much.

Operator

 Our next question comes from Jerry Wu of Lazard Freres.

Jerry Wu  - Lazard Freres

 I had a question on your cash burn guidance for the year. Does that include royalty payments for Cidecin approval to Lilly? and does that also include the assumption for signing the European partnership?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 It assumes that the plan that we currently have in place are all executed. Obviously the Lilly royalty was, as we just heard in the last question, the stock deal so there wasn’t cash —

Jerry Wu  - Lazard Freres

 I’m sorry, for the milestone payment for Cidecin approval.

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 Well, the milestone payment is stock deal, too.

Jerry Wu  - Lazard Freres

 Okay.

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 We have the right or the option if you want to pay it in stock. And clearly on our cash conservation movement we’ll pay it in stock.

Jerry Wu  - Lazard Freres

 And does it include a European partnership signing?

David W.J. McGirr  - Cubist Pharmaceuticals, Inc. - CFO

 I think as I tried to answer before, we have a plan for the year. And as Mike said earlier, we hope to execute something in Europe during the year.

Jerry Wu  - Lazard Freres

 Okay. Thank you.

Operator

 At this time, there are no further questions. Mr. Bonney, are there any closing remarks?

Michael W Bonney  - Cubist Pharmaceuticals, Inc. - President & Chief Executive Officer

 Yes. Thank you. I would like to thank everybody for joining us today. This call will be available for replay by phone for the next 24 hours. and via the web for the next 30 days. We’ll also be filing a transfer of the call with an S.E.C. as an 8-K filing. We would also invite everybody to join us on November 5, 2003, for our third quarterly conference call. In the meantime, please feel free to call Jen LaVin if you have any further questions. Have a great day. Thank you, operator.

Operator

 Thank you. This concludes today’s Cubist Pharmaceutical second-quarter earnings conference call. You may now disconnect.